                                                                    EXHIBIT 99.7

                     LETTER OF TRANSMITTAL WITH RESPECT TO
                        EEX SHARES DELIVERED PURSUANT TO
                            A GUARANTEE OF DELIVERY

     This Letter of Transmittal With Respect to EEX Shares Delivered Pursuant to a Guarantee of Delivery (this "Letter of Transmittal") is required to be delivered by each holder of shares of common stock, par value $.01 per share ("EEX Shares"), of EEX Corporation ("EEX") who has provided a Guarantee of Delivery in the Trust Units Election Form and Letter of Transmittal (the "Election Form") previously delivered by such holder relating to such holder's election to receive trust units ("Trust Units") in the Treasure Island Royalty Trust in lieu of all or a portion of the shares of common stock, par value $.01 per share ("Newfield Shares"), of Newfield Exploration Company ("Newfield") such holder would otherwise receive as consideration for such holder's EEX Shares pursuant to the Amended and Restated Agreement and Plan of Merger by and among Newfield, Newfield Operating Company and EEX dated as of May 29, 2002 (the "Merger Agreement"). Capitalized terms that are used but not defined in this Letter of Transmittal shall have the meanings set forth in the Election Form.

     Each holder of EEX Shares who provided a Guarantee of Delivery has guaranteed to deliver to the Exchange Agent EEX Shares covered by such holder's Election Form by delivery of EEX Share Certificates representing such EEX Shares or by book-entry transfer through the facilities of The Depository Trust Company ("DTC"). For such holder's Election to be valid, such holder must complete and timely return to the Exchange Agent this Letter of Transmittal and the required EEX Shares within three NYSE trading days after the date of execution of such Guarantee of Delivery. In addition, such holder must provide a copy of such holder's Election Form with this Letter of Transmittal.

     To properly complete this Letter of Transmittal, each holder of EEX Shares who provided a Guarantee of Delivery must:

     - complete the table titled "Description of Shares Delivered" below;

     - check the appropriate box(es) set forth below the table regarding the method of delivery of EEX Shares and provide the information required thereby;

     - if applicable, attach any EEX Share Certificate(s) in certificated form to be delivered herewith;

     - complete and sign the signature box included at the end of this Letter of Transmittal; and

     - deliver the completed and signed Letter of Transmittal and any EEX Share Certificate(s) in certificated form to the Exchange Agent as follows:

           If By Mail or By Hand:                         If By Overnight Courier:
   American Stock Transfer & Trust Company         American Stock Transfer & Trust Company
               59 Maiden Lane                                 6201 15th Avenue
          New York, New York 10038                        Brooklyn, New York 11219

     THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND EEX SHARE CERTIFICATES IS AT THE ELECTION AND RISK OF THE HOLDER OF EEX SHARES. IF YOU CHOOSE TO SEND THE MATERIALS BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL, APPROPRIATELY INSURED, WITH RETURN RECEIPT REQUESTED. Delivery of the materials will be deemed effective, and risk of loss with respect thereto will pass, only when such materials are actually received by the Exchange Agent.

---------------------------------------------------------------------------------------------
                               DESCRIPTION OF SHARES DELIVERED
---------------------------------------------------------------------------------------------
                                                  NUMBER OF EEX SHARES REPRESENTED BY EACH
     EEX SHARE CERTIFICATE NUMBER(S)(1)          EEX SHARE CERTIFICATE DELIVERED HEREWITH(1)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
 TOTAL NUMBER OF EEX SHARES DELIVERED IN
   CERTIFICATED FORM(2):
---------------------------------------------------------------------------------------------
 TOTAL NUMBER OF EEX SHARES DELIVERED BY
   BOOK-ENTRY TRANSFER(3):
---------------------------------------------------------------------------------------------
 TOTAL NUMBER OF EEX SHARES DELIVERED
   HEREWITH(4):
---------------------------------------------------------------------------------------------

(1) Complete this section only if EEX Share Certificates are being delivered with this Letter of Transmittal. Do not complete this section if the EEX Shares covered by the Guarantee of Delivery are being delivered by book-entry transfer.

(2) The total number of EEX Shares delivered in certificated form should equal the total number of EEX Shares represented by the EEX Share Certificate(s) listed above. If any of the EEX Shares are being delivered in certificated form, you must also check the first box below and provide the information required thereby.

(3) Indicate here the number of EEX Shares covered by the Guarantee of Delivery that are being delivered by book-entry transfer. If any of the EEX Shares are being delivered by book-entry transfer, you also must check the second box below and provide the information required thereby.

(4) Indicate here the total number of EEX Shares being delivered with this Letter of Transmittal.

[ ] CHECK HERE IF EEX SHARES ARE BEING DELIVERED HEREWITH IN CERTIFICATED FORM
    AND COMPLETE THE FOLLOWING:

   Name(s) of Registered Owner(s): ---------------------------------------------

   Date of Execution of Guarantee of Delivery: ---------------------------------

   Name of Institution that Guaranteed Delivery: -------------------------------

[ ] CHECK HERE IF EEX SHARES ARE BEING DELIVERED HEREWITH BY BOOK-ENTRY TRANSFER
    MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE DEPOSITARY TRUST COMPANY ("DTC") AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

   Name of Delivering Institution: ---------------------------------------------

   Account Number: -------------------------------------------------------------

   Transaction Code Number: ---------------------------------------------------

                                PLEASE SIGN HERE

Signature: --------------------------------------------------------------------

Signature: --------------------------------------------------------------------

Dated: ------------------------------------------------------------------------

Name(s): ----------------------------------------------------------------------

Capacity (if applicable): -----------------------------------------------------

Daytime Area Code and
Telephone Number: --------------------------------------------------------------

     Signature(s) of registered holder(s) must be EXACTLY as name(s) appear(s) in the box on the cover of the Election Form or on the assignment authorizing transfer.

     If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the capacity of the person signing should be indicated.